Exhibit 10.1

AMENDMENT TO OFFICE BUILDING LEASE

THIS AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is made this        day of           , 2012, by and between ELIZABETHEAN COURT ASSOCIATES III LIMITED PARTNERSHIP, a Maryland limited partnership (“Landlord”), and SPHERIX INCORPORATED, a Delaware corporation (“Tenant”).

RECITALS:

A.            Landlord and Tenant entered into that certain Office Building Lease dated October 4, 2007 (the “Lease”), whereby Tenant leased approximately 5,000 square feet of office space on the 5th floor, and known as Suite 503 (the “Demised Premises”), in the Westmoreland Building located at 6430 Rockledge Drive, Bethesda, Maryland (the “Building”).

B.            The term of the Lease is scheduled to end on March 31, 2013.

C.            Landlord and Tenant desire to extend the term of the Lease and to otherwise modify the Lease as set forth below.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Landlord and Tenant, Landlord and Tenant covenant and agree as follows:

1.             Term.  The term of the Lease shall be extended for a period of five (5) years (the “Extension Term”), which Extension Term shall commence on April 1, 2013, and expire on March 31, 2018.  Notwithstanding anything in the Lease to the contrary, Tenant shall have no further right to extend the term of the Lease.

2.             Base Annual Rent.  Commencing on April 1, 2012, the Base Annual Rent shall be One Hundred Fifty Two Thousand and 00/100 Dollars ($152,500.00), which amount shall be payable in equal monthly installments of Twelve Thousand Seven Hundred Eight and 33/100 Dollars ($12,708.33).  Commencing on April 1, 2013, and continuing on each April 1st to occur thereafter, the then Base Annual Rent shall be increased by multiplying the then Base Annual Rent by 103%.

3.             Base Year.  Commencing on April 1, 2012, the term “Base Year” (as defined in the Lease) shall mean the period commencing on January 1, 2011, and ending on December 31, 2011.

4.             Security Deposit.  As of the date of this Amendment, the amount of the Security Deposit posted by Tenant under the Lease is Thirty Five Thousand Six Hundred Twenty-Five and 00/100 Dollars ($35,625.00).  Provided that Tenant is not in default under the Lease, within thirty (30) days after the full execution and delivery of this Amendment, (a) Landlord shall refund to Tenant Ten Thousand and 00/100 Dollars ($10,000.00) of the Security Deposit, and (b) the amount of the Security Deposit that Tenant is required to post under the Lease shall be Twenty-Five Thousand Six Hundred Twenty-Five and 00/100 Dollars ($25,625.00).

5.             Intentionally Deleted.

6.             Brokers.  Landlord and Tenant each represents and warrants to the other that, except for Gittleson Zuppas Medical Realty and Papadopoulos Properties, Inc., neither party has dealt with any broker in connection with this Amendment.  Tenant shall indemnify and hold Landlord harmless from and against any claims for brokerage or other commission arising by reason of a breach by the Tenant of the aforesaid representation and warranty.

7.             Definitions.  Except where the context plainly requires otherwise, all capitalized terms that are not defined in this Amendment shall have the meanings ascribed to such terms in the Lease.

8.             Estoppel.  To induce Landlord to enter into this Amendment, Tenant hereby represents and warrants to Landlord that as of the date of this Amendment:

(a)           Tenant is in possession of the entire Demised Premises;

(b)           Tenant has not assigned the Lease or sublet any portion of the Demised Premises;

(c)           The Lease is unmodified (except as otherwise expressly set forth to the contrary in this Agreement) and is in full force and effect;

(d)           Tenant has no claims against Landlord arising under or in connection with the Lease, and Tenant has no set off or defenses against the enforcement of any right or remedy of Landlord under the Lease; and

(e)           Landlord is not in default of any of its obligations under the Lease and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default by Landlord under the Lease

9.             Measurement.  In the event the parties extend the term of the Lease in the future, the Demised Premises will be measured in accordance with the provisions of the BOMA Standard Method for Measuring Floor Area in Office Buildings.

10.          Governing Documents.  Except as modified by this Amendment, the Lease shall remain in full force in accordance with its terms.  In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

11.          Counterparts.  This Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Amendment.

12.          Incorporation of Recitals.  The recitals set forth above are incorporated in and made a part of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

ELIZABETHEAN COURT ASSOCIATES III, LIMITED PARTNERSHIP

	By:	WESTMORELAND BUILDING LLC, General Partner

By:
Name:
Title:

WITNESS/ATTEST:	TENANT:

SPHERIX INCORPORATED, a Delaware corporation

By:
Name:
Title: